EXHIBIT 99

                   PRESS RELEASE OF ALAMOGORDO FINANCIAL CORP.

ALAMOGORDO
FINANCIAL
CORP.
[GRAPHIC OMITTED]
                                  PRESS RELEASE


                                                             Date: July 27, 2004
                                                    Contact: R. Miles Ledgerwood
                                                                   (505)437-9334

                              FOR IMMEDIATE RELEASE

                  Alamogordo Financial Corp. Declares Dividend

         R. Miles Ledgerwood, President and Chief Executive Officer of Alamogordo Financial Corp. (OTC Bulletin Board "ALMG") today announced that the Company has declared a cash dividend of 19 cents per share on the Company's common stock for the fiscal quarter ended June 30, 2004. The dividend will be payable to stockholders of record as of July 30, 2004, and will be paid on August 13, 2004.

         Alamogordo Financial Corp. is the parent corporation for Alamogordo Federal Savings and Loan Association, a federally chartered savings association headquartered in Alamogordo, New Mexico. The Association's deposits are insured by the Federal Deposit Insurance Corporation. The Company reported net income of $130,244 for the three months ended June 30, 2004. At June 30, 2004, the Company had total assets of $157.7 million, total deposits of $116.2 million, and total stockholders' equity of $28.0 million.




           500 10th St. - ALAMOGORDO, NM 88310 - PHONE (505) 437-9334